EXHIBIT 23.1

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-92986) pertaining to the Alamo Group, Inc. 1994 Incentive Stock Option Plan of our report dated February 26, 1999, with respect to the consolidated financial statements of Alamo Group, Inc. and subsidiaries included in the Form 10-K for the year ended December 31, 1998.



                                    ERNST & YOUNG LLP

San Antonio, Texas
March 25, 1999